EXHIBIT 11

Earnings Per Share
The following reconciles the numerators and denominators of the basic and diluted earnings per share.
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                                                For the Three Months ended               For the Three Months ended
(in thousands, except share data and                  March 31, 2001                           March 31, 2000
                                           -------------------------------------  ------------------------------------------
   percentages)                               Class A       Class B     Total        Class A         Class B        Total
                                           --------------- ----------- ---------  --------------- ---------------  ---------
Basic Numerator

Actual dividends declared                 $      801       $   112     $   913   $         -      $          -     $    -
Basic allocation of  undistributed
  earnings from income before
  extraordinary item and cumulative
effect of a change in accounting principle     5,986           839       6,825          2,853               828       3,681
Income before extraordinary item and
  cumulative effect of a change in        --------------- ----------- ---------  --------------- ---------------  ---------
   accounting principle                        6,787           951       7,738          2,853               828       3,681
Income from extraordinary item                     -             -           -          2,686               780       3,466
Cumulative effect of a change in
  accounting principle, net of tax               998           140       1,138              -                 -           -
                                           --------------- ----------- ---------  --------------- ---------------  ---------
Net income                                $    7,785      $  1,091    $  8,876  $       5,539    $        1,608  $    7,147
                                           =============== =========== =========  =============== ===============  =========
Basic Denominator
Weighted average shares outstanding       31,626,248       4,876,124               31,499,608        10,058,228
                                       ===============    ===========            ===============   ===============
Allocation percentage                          87.71 %       12.29 %                    77.50 %         22.50  %
                                        ===============   ===========            ===============   ==============
Basic earnings per share             $          0.22      $   0.20              $        0.18   $        0.16
                                        ===============   ===========            =============== ===============
Diluted Numerator

Actual dividends declared            $           801      $    112    $   913   $            -   $           -    $      -
                                           --------------- ----------- ---------  --------------- ---------------  ---------
Basic allocation of  undistributed
  earnings from income before
  extraordinary item and cumulative
  effect of a change in
  accounting principle                         5,986           839      6,825            2,853             828        3,681
Reallocation of basic undistributed
  earnings due to change in allocation
  percentage                                     235          (235)         0              221           (221)          -
Diluted allocated undistributed
 earnings from income before
 extraordinary item and cumulative
 effect of a change in                   --------------- ----------- ---------  --------------- ---------------  ---------
 accounting principle                         6,221            604       6,825          3,074             607        3,681
Interest expense on convertible debt            936             91       1,027          1,171             231        1,402
                                         --------------- ----------- ---------  --------------- ---------------  ---------
Dilutive income before extraordinary
item and cumulative effect of a
change in accounting principle                7,157            695       7,852          4,245             838        5,083
Dilutive income from extraordinary item           -              -           -          2,894             572        3,466
Cumulative effect of a change in
  accounting principle, net of tax            1,037            101       1,138              -               -          -
                                           --------------- ----------- ---------  --------------- ---------------  ---------
Net income                                $   8,194       $    796    $  8,990    $     7,139  $        1,410    $   8,549
                                           =============== =========== =========  =============== ===============  =========
Diluted Denominator
Basic weighted average shares
 Outstanding                                31,626,248   4,876,124                 31,499,608      10,058,228
Convertible debentures                      13,066,115           -                 17,081,483               -
Options                                      1,003,256           -                      4,961         493,062
                                        --------------- -----------            --------------- ---------------
Diluted weighted average
  shares outstanding                        45,695,619   4,876,124                 48,586,052      10,551,290
                                        =============== ===========            =============== ===============
Allocation percentage                            91.16 %      8.84 %                    83.51 %         16.49  %
                                        =============== ===========            =============== ===============
Diluted earnings per share             $          0.18 $      0.17            $          0.15 $          0.13
                                        =============== ===========            =============== ===============

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